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                                                                   Exhibit 23(c)






                    CONSENT OF PORTER, WHITE & COMPANY, INC.



         We hereby consent to the inclusion in the Proxy Statement/Prospectus and Offer to Redeem forming part of the Registration Statement on Form S-4 filed by Intrepid Capital Corporation under the Securities Act of 1933, as amended, of a copy of our opinion as to the fairness of the Enviroq Merger (as the term "Enviroq Merger" is defined in the Proxy Statement/Prospectus and Offer to Redeem), dated April 10, 1998, and to all references to such opinion and our firm in the Proxy Statement/Prospectus and Offer to Redeem. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.









Birmingham, Alabama                   /s/  Porter, White & Company, Inc.
November 5, 1998                      ----------------------------------------